UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a−101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Northern Lights Fund Trust IV
(Name of Registrant as Specified in Its Charter)

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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1

URGENT: YOUR RESPONSE IS CRITICAL

Re: Your investment in the Sterling Capital Focus Equity ETF

Dear Shareholder,

Broadridge Financial Solutions has been engaged by the Sterling Capital Focus Equity ETF to contact you regarding an important matter pertaining to your investment.

Our previous attempts to contact you have been unsuccessful. Please contact us immediately at 1-888-596-1876, Monday through Friday between the hours of 9:00am to 10:00pm Eastern Time, or Saturday and Sunday between the hours of 10:00am to 6:00pm Eastern Time.

This matter is very important and will take only a moment of your time.

Thank you in advance for your assistance with this matter. We truly appreciate your investment.

Sincerely,

Todd Miller

Executive Director, Sterling Capital Management, LLC

Issues you care about are up for a vote. Make your voice heard.

Dear Investor,

Shareholder meeting is scheduled for June 24, 2024 for the

Sterling Capital Focus Equity ETF.

The shareholder meeting is coming up soon, but it can only take place if the required number of shareholders return their votes.

Voting your shares is the smart thing to do. It's also fast and easy using the methods

VOTE ONLINE

www.proxyvote.com
Have your proxy card handy and follow the simple directions to complete the electronic voting instruction form.

VOTE BY PHONE

Without a proxy card
Call 888-596-1876
(Weekdays 9am to 10pm)

With a proxy card
Call the number located on your ballot (With a touch-tone phone to vote using an automated system)

VOTE WITH QR CODE

With a smartphone
Vote by scanning the Quick Response Code or "QR Code" on the enclosed proxy card/voting instruction form

VOTE BY MAIL

Vote processing
Mark, sign and date the enclosed ballot and return it in the postage-paid envelope provided.

Thank you for your investment—and thank you for voting.

Sincerely,

Todd Miller
Executive Director, Sterling Capital Management, LLC

Your unique control number can be found on the enclosed ballot in the box marked with an arrow.

STERLING CAPITAL